EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Cathay General Bancorp:

We consent to the incorporation by reference in this registration statement on Form S-8 of Cathay General Bancorp of our report dated January 15, 2003, which report appears in the December 31, 2002 annual report on Form 10-K of Cathay Bancorp, Inc.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets in 2002.

/s/    KPMG LLP

Los Angeles, California

October 24, 2003